                                                                     EXHIBIT 4.4










                         DUKE ENERGY FIELD SERVICES, LLC

                                       TO

                            THE CHASE MANHATTAN BANK
                                                 TRUSTEE



                          ----------------------------

                          THIRD SUPPLEMENTAL INDENTURE

                          DATED AS OF NOVEMBER 9, 2001

                          ----------------------------

                                  $300,000,000

                                   5.75% NOTES
                                    DUE 2006

                          ----------------------------

                                TABLE OF CONTENTS



ARTICLE 1 ESTABLISHMENT OF SERIES...............................................1

   SECTION 101.   ESTABLISHMENT.................................................1

ARTICLE 2 5.75% NOTES DUE 2006..................................................2

   SECTION 201.   ESTABLISHMENT.................................................2
   SECTION 202.   DEFINITIONS...................................................2
   SECTION 203.   PAYMENT OF PRINCIPAL AND INTEREST.............................2
   SECTION 204.   DENOMINATIONS.................................................3
   SECTION 205.   GLOBAL SECURITIES.............................................3
   SECTION 206.   REDEMPTION AT THE OPTION OF THE COMPANY.......................4
   SECTION 207.   PAYING AGENTS.................................................5

ARTICLE 3 MISCELLANEOUS PROVISIONS..............................................5

   SECTION 301.   RECITALS BY COMPANY...........................................5
   SECTION 302.   RATIFICATION AND INCORPORATION OF ORIGINAL INDENTURE..........5
   SECTION 303.   EXECUTED IN COUNTERPARTS......................................6

THIS THIRD SUPPLEMENTAL INDENTURE is made as of the 9th day of November, 2001, by and between DUKE ENERGY FIELD SERVICES, LLC, a Delaware limited liability company, having its principal office at 370 17th Street, Suite 900, Denver, Colorado 80202 (the "Company"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as trustee (herein called the "Trustee").

                              W I T N E S S E T H:

WHEREAS, the Company has heretofore entered into an Indenture, dated as of August 16, 2000 (the "Original Indenture") with The Chase Manhattan Bank, as Trustee;

WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as amended and supplemented to the date hereof, including by this Third Supplemental Indenture, is herein called the "Indenture";

WHEREAS, under the Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Indenture and the form and terms of such series may be established by a supplemental indenture executed by the Company and the Trustee;

WHEREAS, the Company proposes to create under the Indenture a new series of Securities;

WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Third Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or preformed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                             ESTABLISHMENT OF SERIES

Section 101. Establishment. There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company's 5.75% Notes due 2006 (the "2006 Notes"). The 2006 Notes shall have the form and terms specified in Article 2 hereof.

                                   ARTICLE 2

                              5.75% NOTES DUE 2006

Section 201. Establishment. There are to be authenticated and delivered $300,000,000 principal amount of 2006 Notes, and no further 2006 Notes shall be authenticated and delivered except as provided by Section 304, 305, 306, 906 or 1106 of the Original Indenture. The 2006 Notes shall be issued in fully registered form without coupons. The 2006 Notes shall be substantially in the form set out in Exhibit A hereto.

Each 2006 Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

Section 202. Definitions. The following defined terms used herein with respect to the 2006 Notes shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

"Interest Payment Dates" means May 15 and November 15, commencing May 15, 2002.

"Original Issue Date" means November 9, 2001.

"Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the 15th calendar day prior to such Interest Payment Date.

"Stated Maturity" means November 15, 2006.

Section 203. Payment of Principal and Interest. The principal of the 2006 Notes shall be due at Stated Maturity, unless earlier redeemed. The unpaid amount of the 2006 Notes shall bear interest at the rate of 5.75% per annum until paid or duly provided for, such interest to accrue from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date to the Person or Persons in whose name the 2006 Notes are registered on the Regular Record Date for such Interest Payment Date; provided that interest payable at the Stated Maturity of principal or on a Redemption Date as provided herein shall be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the 2006 Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee ("Special Record Date"), notice whereof shall be given to Holders of the 2006 Notes not less than ten
(10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the 2006 Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

Payments of interest on the 2006 Notes shall include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the 2006 Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the 2006 Notes is not a Business Day, then payment of the interest payable on such date shall be made on the next succeeding day that is a Business day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. "Business Day" means a day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in the Place of Payment are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office is closed for business.

Payment of principal of, premium, if any, and interest on the 2006 Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal of, premium, if any, and interest on the 2006 Notes represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security; provided that, in the case of payments of principal and premium, if any, such Global Security is first surrendered to a Paying Agent. If any of the 2006 Notes are no longer represented by a Global Security, (i) payments of principal, premium, if any, and interest due at the Stated Maturity or earlier redemption of such 2006 Notes shall be made at the office of any Paying Agent upon surrender of such 2006 Notes to such Paying Agent and (ii) payments of interest shall be made, at the option of the Company, subject to such surrender where applicable, (A) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

Section 204. Denominations. The 2006 Notes shall be issued in denominations of $1,000 or any integral multiple thereof.

Section 205. Global Securities. The 2006 Notes shall initially be issued in the form of one or more Global Securities registered in the name of the Depositary (which initially shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, the 2006 Notes represented by such Global Security or Global Securities shall not be exchangeable for, and shall not otherwise be issuable as, 2006 Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

A Global Security shall be exchangeable for 2006 Notes registered in the names of Persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company within 90 days of receipt by the Company of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company within 90 days after it becomes aware of such cessation, or (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for 2006 Notes registered in such names as the Depositary shall direct.

Section 206. Redemption at the Option of the Company. The 2006 Notes shall be redeemable, in whole or in part at any time, at the option of the Company on any date (a "Redemption Date"), at a Redemption Price equal to the greater of (i) 100% of the principal amount of the 2006 Notes to be redeemed and (ii) the sum of the present values of the principal amount of the 2006 Notes to be redeemed and the remaining scheduled payments of interest thereon (exclusive of interest accrued to the Redemption Date) from the Redemption Date to the respective scheduled payment dates discounted from their respective scheduled payment dates to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as hereinafter defined) plus 30 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such Redemption Date.

"Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the term between the Redemption Date and the Stated Maturity (the "Remaining Life") that would be utilized, at the time of selection, and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the Remaining Life.

"Comparable Treasury Price" means, with respect to any Redemption Date, the average of two Reference Treasury Dealer Quotations for such Redemption Date.

"Quotation Agent" means the Reference Treasury Dealer appointed by the Company.

"Reference Treasury Dealer" means each of Banc of America Securities LLC and Merrill Lynch Government Securities Inc., and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

"Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., The City of New York time, on the third Business Day preceding such Redemption Date.

"Treasury Rate" means, with respect to any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15
(519)" or any successor
publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Stated Maturity, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.

Notwithstanding Section 1104 of the Original Indenture, the notice of redemption with respect to the foregoing redemption need not set forth the Redemption Price but only the manner of calculation thereof.

The Company shall notify the Trustee of the Redemption Price with respect to the foregoing redemption promptly after the calculation thereof. The Trustee shall not be responsible for calculating said Redemption Price.

If less than all of the 2006 Notes are to be redeemed, the Trustee shall select the 2006 Notes or portions of 2006 Notes to be redeemed by such method as the Trustee shall deem fair and appropriate. The Trustee may select for redemption 2006 Notes and portions of 2006 Notes in amounts of whole multiples of $1,000.

The 2006 Notes shall not have a sinking fund.

Section 207. Paying Agents. The Trustee shall initially serve as the principal Paying Agent with respect to the 2006 Notes, and the principal Place of Payment shall initially be the office of The Chase Manhattan Bank at 55 Water Street, New York, New York 10041.

                                   ARTICLE 3

                            MISCELLANEOUS PROVISIONS

Section 301. Recitals by Company. The recitals in this Third Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the 2006 Notes and this Third Supplemental Indenture as fully and with like effect as if set forth herein in full.

Section 302. Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original

Indenture and this Third Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 303. Executed in Counterparts. This Third Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.


                                  DUKE ENERGY FIELD SERVICES, LLC



                                  By:     /s/ JOHN E. JACKSON
                                     ----------------------------------------
                                          John E. Jackson
                                          Vice President and
                                          Chief Financial Officer



                                  THE CHASE MANHATTAN BANK,
                                    as Trustee



                                  By:     /s/ NATALIA RODRIGUEZ
                                     ----------------------------------------
                                          Natalia Rodriguez
                                          Authorized Officer

                                    EXHIBIT A

                                     FORM OF
                                   5.75% NOTE
                                    DUE 2006

No.                                                        CUSIP No. 26439X AE 3

                         DUKE ENERGY FIELD SERVICES, LLC
                                   5.75% NOTE
                                    DUE 2006

Principal Amount:

Regular Record Date: close of business on the 15th calendar day prior to the relevant Interest Payment Date

Original Issue Date:  November 9, 2001

Stated Maturity:  November 15, 2006

Interest Payment Dates:  May 15 and November 15, commencing May 15, 2002

Interest Rate: 5.75% per annum

Authorized Denomination:  $1,000 or any integral multiple thereof

Duke Energy Field Services, LLC, a limited liability company duly organized and existing under the laws of the state of Delaware (the "Company," which term includes any successor company under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to , or registered assigns, the principal sum of DOLLARS ($ ) on the Stated Maturity shown above and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each Interest Payment Date as specified above, commencing on May 15, 2002, and on the Stated Maturity at the rate per annum shown above (the "Interest Rate") until the principal hereof is paid or made available for payment, provided that principal and premium, and any such installment of interest, which is overdue shall bear interest at the same rate per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or a Redemption Date) will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date; provided that any interest payable at Stated Maturity or on a Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Securities of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

Payments of interest on this Security will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Security shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Security is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. "Business Day" means a day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in the place of payment are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office is closed for business.

Payment of principal of, premium, if any, and interest on the Securities of this series shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal of, premium, if any, and interest on Securities of this series represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security; provided that, in the case of payments of principal and premium, if any, such Global Security is first surrendered to the Paying Agent. If any of the Securities of this series are no longer represented by a Global Security, (i) payments of principal, premium, if any, and interest due at the Stated Maturity or earlier redemption of such Securities shall be made at the office of the Paying Agent, which is initially at 55 Water Street, New York, New York 10041, upon surrender of such Securities to the Paying Agent, and (ii) payments of interest shall be made, at the option of the Company, subject to such surrender where applicable,
(A) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

                                            DUKE ENERGY FIELD SERVICES, LLC


                                            By:
                                               ---------------------------------




                          CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                            THE CHASE MANHATTAN BANK,
                                              as Trustee


                                            By:
                                               ---------------------------------
                                               Authorized Officer

                           (REVERSE SIDE OF SECURITY)

This Security is one of a duly authorized issue of Securities of the Company (the "Securities"), issued and issuable in one or more series under an Indenture, dated as of August 16, 2000, as supplemented (the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered. This Security is one of the series designated as the 5.75% Notes due 2006 (the "2006 Notes"), limited in aggregate principal amount of $300,000,000. Capitalized terms used herein for which no definitions are provided herein shall have the meanings set forth in the Indenture.

The 2006 Notes shall be redeemable, in whole or in part at any time, at the option of the Company on any date (a "Redemption Date"), at a Redemption Price equal to the greater of (i) 100% of the principal amount of the 2006 Notes to be redeemed and (ii) the sum of the present values of the principal amount of the 2006 Notes to be redeemed and the remaining scheduled payments of interest thereon (exclusive of interest accrued to the Redemption Date) from the Redemption Date to the respective scheduled payment dates discounted from their respective scheduled payment dates to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as hereinafter defined) plus 30 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such Redemption Date.

"Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the term between the Redemption Date and the Stated Maturity (the "Remaining Life") that would be utilized, at the time of selection, and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the Remaining Life.

"Comparable Treasury Price" means, with respect to any Redemption Date, the average of two Reference Treasury Dealer Quotations for such Redemption Date.

"Quotation Agent" means the Reference Treasury Dealer appointed by the Company.

"Reference Treasury Dealer" means each of Banc of America Securities LLC and Merrill Lynch Government Securities Inc., and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

"Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference

Treasury Dealer at 5:00 p.m., The City of New York time, on the third Business Day preceding such Redemption Date.

"Treasury Rate" means, with respect to any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15
(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Stated Maturity, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.

The Trustee shall initially serve as the principal Paying Agent with respect to the Securities of this series, and the principal Place of Payment shall initially be at the office of The Chase Manhattan Bank at 55 Water Street, New York, New York 10041.

Notice of any redemption by the Company will be mailed at least 30 days but not more than 60 days before any Redemption Date to each Holder of the 2006 Notes to be redeemed. If less than all the 2006 Notes are to be redeemed at the option of the Company, the Trustee shall select, in such manner as it shall deem fair and appropriate, the 2006 Notes to be redeemed in whole or in part. The Trustee may select for redemption the 2006 Notes and portions of the 2006 Notes in amounts of whole multiples of $1,000.

If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of all series affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected thereby (voting as one class). The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of all series with respect to which a default under the Indenture shall have occurred and be continuing (voting as one class), on behalf of the Holders of the Securities of all such series, to waive, with certain exceptions, such default under the Indenture and its consequences. The Indenture also permits the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture affecting such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than a majority in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Securities of this series or of any Securities of this series and for covenant defeasance at any time of certain covenants in the Indenture upon compliance with certain conditions set forth in the Indenture.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to the limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of like tenor of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Security or Securities to be exchanged at the office or agency of the Company.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at any office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum efficient to cover any tax or other governmental charge payable in connection therewith.

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                    UNIF GIFT MIN ACT - ______ Custodian _______
                                                                      (Cust)           (Minor)

TEN ENT - as tenants by the entireties                                under Uniform Gifts to
                                                                      Minors Act ___________
                                                                                   (State)

JT TEN - as joint tenants with rights of survivorship and not as tenants in common

Additional abbreviations may also be used though not on the above list.


--------------------------------------------------------------------------------
FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto
                                                                        --------


--------------------------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE, AND INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE.


--------------------------------------------------------------------------------
the within Security and all rights thereunder, hereby irrevocably constituting and appointing _________________________________________________________________
agent to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:
      ----------------------------      ----------------------------------------


                                        ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.